Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Fort James Corporation's Registration Statement on Form S-3 (Registration No. 33-53413) (the "Registration Statement") of our report dated January 31, 1997, included in Fort James Corporation's current report on Form 8-K dated August 13, 1997 (filed on August 25, 1997) and to all references to our Firm included in the Registration Statement.

                                                /s/ ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
September 15, 1997.